UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2026

Innventure, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42303	99-4440048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Tavistock Lakes Blvd, Suite 400
Orlando, Florida 32827
(Address of Principal Executive Offices)

(321) 209-6787
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	INV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2026, Innventure, Inc. (the “Company”) entered into an At The Market Offering Agreement (the “Agreement”) with Lucid Capital Markets, LLC (“Lucid”). Pursuant to the terms of the Agreement, the Company may offer and sell through or to Lucid, from time to time and at its sole discretion, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $60,000,000 (the “Offering”).

Subject to the terms and conditions of the Agreement, Lucid has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations to sell from time to time the Common Stock so designated by the Company, acting as sales agent and/or as principal, in accordance with the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company cannot provide any assurances that it will issue any Common Stock pursuant to the Agreement, and there can be no assurance that Lucid will be successful in selling the shares of Common Stock pursuant to the Agreement. The sales of the Common Stock under the Agreement will be made by any method permitted by law that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933 (the “Securities Act”), including sales made through the Nasdaq Stock Market, LLC (“Nasdaq”), or in privately negotiated transactions (subject to receipt of the Company’s prior written approval).

The Agreement provides that the commission payable to Lucid for sales of Common Stock with respect to which Lucid acts as sales agent shall be equal to (i) 3.0% of the gross sales price of the first $15,000,000 of shares of Common Stock sold pursuant to the Agreement, and (ii) 2.17% of the gross sales price of the next $45,000,000 of shares of Common Stock sold pursuant to the Agreement. The commission payable to Lucid when Lucid acts as a principal shall be at a price agreed to between the parties. The Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and Lucid have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934. The Company will also reimburse Lucid for certain expenses incurred in connection with the Agreement. The Agreement may be terminated by the Company at any time upon five business days’ prior written notice to Lucid, or by Lucid at any time.

The Company expects to use the net proceeds from the Offering for working capital and general corporate purposes, including the execution of the Company’s strategic transformation to primarily focus on Accelsius Holdings LLC, one of its subsidiaries, and, if sufficient proceeds are available, appropriate approvals are secured and certain conditions are met, acquire additional units of Accelsius.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Common Stock will be offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-292427) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on December 23, 2025 and declared effective on January 9, 2026. On October 6, 2026, the Company filed a prospectus supplement with the SEC in connection with the Offering pursuant to the Agreement.

The legal opinion of Jones Day relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed, on October 24, 2023, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, Ltd. (“Yorkville”), a Cayman Islands exempted company, pursuant to which the Company has the right, but not the obligation, to sell to Yorkville, and Yorkville must subscribe for, an aggregate amount of up to $75.0 million of Common Stock at the Company’s request any time during the commitment period, subject to certain limitations and conditions.

Between September 10, 2026 and October 1, 2026, pursuant to advance notices delivered under the SEPA, the Company issued and sold to Yorkville an aggregate of 2,454,689 shares of Common Stock at a weighted-average effective price of $0.6869 per share for aggregate cash proceeds of $1,686,192.79.

The proceeds are generally expected to be used to fund the Company’s operating expenses and a portion of certain limited deferred payables and obligations of AeroFlexx and Refinity in the fourth quarter.

The shares of Common Stock described herein were issued and sold in transactions that did not involve an underwriter and in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, or Rule 506(b) of Regulation D promulgated thereunder.  The Company is relying on this exemption from registration based in part on representations made by Yorkville in the SEPA.

Item 8.01	Other Events.

On October 6, 2026, the Company announced that it does not intend to issue any additional shares of Common Stock pursuant to the SEPA.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

1.1	At The Market Offering Agreement, dated as of October 6, 2026, by and between Innventure, Inc. and Lucid Capital Markets, LLC.

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innventure, Inc.

Date: October 6, 2026	By:	/s/ David Yablunosky
Name: David Yablunosky
Title: Chief Financial Officer